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                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

                                ---------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                  CYNET, INC.
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            (Exact Name of Registrant as Specified in its Charter)

                     TEXAS                                   76-0467099
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     (State of Incorporation or Organization)                (I.R.S. Employer
                                                             Identification no.)

      12777 JONES ROAD, SUITE 400, HOUSTON, TEXAS                     77070
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        (Address of principal executive offices)                    (zip code)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

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        Title of Each Class                       Name of Each Exchange on Which
        to be so Registered                       Each Class is to be Registered
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              None
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         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration statement file number to which this form relates:
         333-60765

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

              CLASS A VOTING COMMON STOCK, NO PAR VALUE PER SHARE
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                               (Title of class)


            CLASS B NONVOTING COMMON STOCK, NO PAR VALUE PER SHARE
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                               (Title of class)


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ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the Class A Voting Common Stock, no par value (the "Class A Common Stock"), and the Class B Nonvoting Common Stock, no par value (the "Class B Common Stock"), of CyNet, Inc. (the "Company") is set forth under the caption "Description of Capital Stock" in Amendment No. 3 to the Company's Registration Statement on Form SB-2 (File No. 333-60765) filed with the Securities and Exchange Commission on October 15, 1999 (the "Securities
Act Registration Statement"). Such description of the Class A Common Stock and the Class B Common Stock is incorporated herein by reference.

ITEM 2.    EXHIBITS.

           The following exhibits are filed as part of this registration statement:

           1.(1)    Form of Certificate representing Class A Common Stock

           2.(2)    Form of Certificate representing Class B Common Stock

           3.(3)    Articles of Incorporation of the Company, as amended

           4.(4)    Bylaws of the Company




                                    SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      CYNET, INC.



Date: December 2, 1999               By: /s/ Vincent W. Beale, Sr.
                                         ------------------------------------
                                             Vincent W. Beale, Sr., President
                                             and Chief Executive Officer






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         (1) Incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the
Company's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on September 17, 1999.

         (2) Incorporated by reference to Exhibit 4.2 to Amendment No. 2 to the Company's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on September 17, 1999.

         (3) Incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Company's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on August 12, 1999.
         (4) Incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Company's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on August 12, 1999.